December 15, 2005

POWER OF ATTORNEY

	KNOW ALL BY THESE
PRESENTS,
that the undersigned hereby constitutes and appoints each of David W.
Crane, Timothy W. J. O’Brien and Tanuja M. Dehne, signing singly, the undersigned’s true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director and/or owner of greater than 10% of the outstanding
Common Stock of NRG Energy, Inc., a Delaware corporation (the "Company"),
Forms 3, 4, and 5 in accordance with Section
16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;
(ii) do and perform any and
all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
3, 4, or 5 and timely file
such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including the New York Stock Exchange;
and (iii) take any other action of
any type whatsoever in connection with
the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


	The undersigned
hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

This Power of Attorney shall
remain
in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by each of the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN
WITNESS WHEREOF, the undersigned have
caused this Power of Attorney to be
executed as of date first written
above.

Caroline G. Angoorly


/s/ Caroline G. Angoorly


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